                                                                   EXHIBIT 10.40

                                SUPPLY AGREEMENT

        This Agreement, effective February 12, 1999, ("Effective Date"), is made between IMPRA, Inc., a subsidiary of C.R. Bard, Inc., 1625 W. 3rd Street, Tempe, AZ 85281 ("IMPRA") and Endologix, Inc. a Delaware corporation, with offices at 20 Fairbanks, Suite 173, Irvine, California 92618 ("Endologix").

                                  I. BACKGROUND

        (A) IMPRA is capable of manufacturing certain components described in the specifications set forth in the attached Exhibit A (the "Specifications") and which are referred to in this agreement as "Components." Endologix desires to purchase the Components for use in Implanted Devices.

        (B) IMPRA wishes to sell Components to Endologix.

        To accomplish these purposes, IMPRA and Endologix agree as follows:

                                 II. DEFINITIONS

        (A) "Confidential Information" means such information disclosed by one party to the other is such information is marked confidential if in writing or regarding which written notice is given as to its confidential nature if not in writing. Such information may include, but is not limited to know-how, trade secrets, formulations, product data, complaint and safety information, identities of suppliers, identities of customers, and regulatory information. Information will not be considered Confidential Information if (1) it is at the time of disclosure or thereafter part of the public domain, without the fault of the person claiming such information is not Confidential Information, (2) the person claiming such information is not Confidential Information can show through tangible records that it already knew the information before it was received, (3) the person claiming such information is not Confidential Information can show through tangible records that the information was developed independently without reliance on such information, or (4 ) the person claiming such information is not Confidential Information obtained such information from a third party without breach of an obligation of confidentiality.

        (B) "Implanted Device" means any medical device that (i) is manufactured by or for Endologix, (ii) which contains one or more of the Components listed on Exhibit A to this Agreement, and (iii) is designed to be permanently or temporarily implanted inside the human body.

        (C) "Component" means those Components listed in Exhibit A to this Agreement and which are used in Implanted Devices. Similar or identical Components will not be considered Component within the meaning of this Agreement if not used in an Implanted Device.

        (D) "Specifications" means the specifications for the Components and their packaging manufactured by IMPRA for Endologix from time-to-time, subject to the notice requirements contained in paragraph VI(C) of this Agreement, or provided by Endologix to IMPRA, as the case may be.


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                         III. ENDOLOGIX' REPRESENTATIONS

        (A) Endologix is a manufacturer of Implanted Devices.

        (B) Endologix has determined that Component is suitable for the applications in which it uses the Component in Implanted Devices.

        (C) Endologix has in its employ or has retained consultants who are experienced and knowledgeable in the properties, processing techniques and potential hazards of the Component and its uses in Implanted Devices. Endologix has a regulatory staff properly trained in the requirements of the United States Federal Food, Drug and Cosmetic Act and pertinent regulations and similar statutes and regulations of states and other countries in which Implanted Devices may be sold and qualified medical staff, consultants and or clinical investigators to conduct such studies as are needed to evaluate the safety and efficacy of and the proper labeling for the Implanted Devices.

                              IV. PURCHASE AND SALE

        (A) Purchases and Delivery. IMPRA agrees to manufacture and sell the Components to Endologix, and Endologix agrees to purchase the Components for use in Implanted Devices. All Sales of Components shall be subject to the terms and conditions of this Agreement and the terms and conditions of Endologix' purchase orders. IMPRA will use commercially reasonable efforts to fill orders, but IMPRA shall not be liable for nonperformance or delays caused by a shortage of raw materials, manufacturing problems, delivery or labor problems, acts of regulatory agencies, discontinuation of a product line, Acts of God or other causes beyond its control. This Agreement does not constitute the grant of a license to Endologix.

        (B) Price and Payment. The price paid and minimum purchase requirements by Endologix to IMPRA for Components and terms of payment shall be as set forth on Exhibit B hereto.

        (C) Shipment of Products. IMPRA shall ship the Components F.O.B. IMPRA's facility.

        (D) Delivery Schedule. Endologix shall provide IMPRA with a rolling twelve (12) month forecast of its purchases of Components, updated on a quarterly basis. The forecast will be accompanied by a firm purchase order for the quarter, and a projection of orders for the following nine (9) months.

                             V. ENDOLOGIX' COVENANTS

        (A) Endologix is purchasing Components for its own use and will not resell the Components except after transformation into a district finished product or Component to (i) any third party, (ii) parties using the Components for the sole purpose of manufacturing Implanted Devices or their components for sale by Endologix or its Affiliates, or (iii) distributors of Endologix.


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        (B) Endologix will be responsible for and will perform or has performed all tests necessary to provide reasonable assurance of the suitability of the Component for the applications in which Endologix uses the Component in Implanted Devices.

        (C) Endologix will provide its customers with all warnings reasonably necessary for the appropriate use of the Implanted Devices.

        (D) All Components purchased by Endologix for use in Implanted Devices will be subject to incoming quality control by Endologix to determine conformity to the Specifications and to such other standards as may be determined by Endologix.

                              VI. IMPRA'S COVENANTS

        (A) IMPRA will provide the applicable product code information to the United States Food & Drug Administration and any equivalent foreign agency to enable Endologix to refer to any of IMPRA's device master files covering any Component supplied under this Agreement and as to which a IMPRA device master file is applicable.

        (B) As may be agreed by IMPRA and Endologix in writing with respect to individual Components, IMPRA will cooperate with Endologix by providing information requested by Endologix regarding the Components for the purpose of Endologix obtaining governmental approvals for Endologix products as well as such other information as may be requested by Endologix in writing relating to health and safety aspects of the Components supplied under this Agreement. Such agreement will not be unreasonably withheld. IMPRA will discuss with Endologix how such information is selected from the information available to IMPRA concerning the Components. It is the responsibility of Endologix to ensure the adequacy and relevance of the information available to Endologix or provided to governmental authorities relating to health and safety matters relevant to Endologix Implanted Devices.

        (C) IMPRA agrees that it will not make a change in Specifications which could affect any characteristics of the Component without Endologix' prior written consent (which consent shall not be unreasonably withheld) such as: (1) source or composition of any raw Component used in the manufacture of Component, or (2) method of producing, processing or testing the Component.

              VII. IMPRA'S WARRANTY/LIMITATION OF IMPRA'S LIABILITY

        (A) IMPRA warrants that the Components supplied to the Endologix will conform to the Specifications and will be conveyed with good title, free from any lien, security interest or encumbrance.

        (B) THE ABOVE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR UNWRITTEN, EXPRESS OR IMPLIED. IMPRA EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OF THE COMPONENTS SUPPLIED.


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                             VIII. INDEMNIFICATION

        (A) With the exception of any actions or claims covered by Section VIII(B), Endologix agrees to defend, indemnify ad hold harmless IMPRA and its parents, subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents from and against all claims, demands, costs, expenses, suits, proceedings, actions, causes of action, damages (including incidental, consequential or punitive damages), liabilities, judgments, fines or penalties of any kind or description whatsoever, including reasonable expenses of investigation and reasonable attorneys' fees (hereinafter "Claims") arising from personal injury, wrongful death, property damage or commercial loss, or any other losses or damages of any kind or description whatsoever that arise from, are connected with, or relate to, on or after the date of this Agreement, use of the Components by Endologix or the sale or use of medical devices made from Components sold by IMPRA to Endologix; provided, however, the provisions of this
Section VIII(A) shall not apply to the extent that the provisions of Section 4.4(b) of the International Distributor Agreement ("Distributor Agreement") by and between IMPRA and Endologix apply to make the indemnification and other obligations provided in Section 4.4(a) of the Distributor Agreement inapplicable. The parties shall give each other prompt written notice of any Claim which is or may be subject to the indemnity set forth herein and Endologix and IMPRA shall cooperate fully in relation to any such Claim, including making available documents and witnesses in response to discovery requests or otherwise assisting in the defense of any such Claim. Endologix shall have the right to select counsel with respect to any Claim, provided, however IMPRA may participate in any such Claim by counsel o fits own choice and at its own expense. IMPRA shall not settle any claim for which indemnification is or may be sought without Endologix' prior written approval, which shall not be unreasonably withheld. Endologix shall make no settlement of any Claim which Endologix has undertaken to defend without IMPRA's consent, unless (i) Endologix fully indemnifies IMPRA in connection therewith, (ii) there is no admission of violation of law, negligence or fault of any kind by or on behalf of IMPRA,
(iii) the relief agreed to in connection therewith requires no action, payment or financial undertaking by or on the part of IMPRA and is not reasonably likely to restrict or otherwise interfere with IMPRA's ability to conduct its business, and (iv) IMPRA receives a general release of liability reasonably satisfactory to it.

        (B) IMPRA agrees to defend, indemnify and hold harmless Endologix and its parents, subsidiaries, affiliates, successors, assigns, shareholders, directors, officers, employees and agents from and against all claims, demands, costs, expenses, suits, proceedings, actions, causes of action, damages (including incidental, consequential or punitive damages), liabilities, judgments, fines or penalties of any kind or description whatsoever, including reasonable expenses of investigation and reasonable attorneys' fees, arising solely from the failure of the Components to conform to the specifications of the Components. Endologix will promptly notify IMPRA of any claims which may be the subject of indemnity under this Agreement. IMPRA may, at its option and at its expense, assume the defense and control of any claim or lawsuit brought against Endologix and subject to this indemnity, using counsel selected by IMPRA with the consent of Endologix, which consent will not be unreasonably withheld. Endologix may be represented in such litigation by its own counsel at its own expense. IMPRA will not enter any settlement which may be the subject of this indemnity without the consent of Endologix, which consent will not be unreasonably withheld.


                                      -4-
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        (C) Endologix shall obtain and keep in force during the term of this
Agreement product liability insurance in the minimum amount of $3 million. Said policy shall name IMPRA as an additional insured. Additionally, said policy shall provide for not less than thirty (30) days' prior written notice to IMPRA in the event of any change in coverage or policy cancellation. Endologix hereby covenants to deliver to IMPRA a certificate evidencing such coverage prior to the first shipment of Components by IMPRA to Endologix.

                              IX. CONFIDENTIALITY

        With respect to Confidential Information supplied by IMPRA to Endologix or by Endologix to IMPRA, the recipient agrees not to disclose any Confidential Information to any third party other than to its employees, consultants and agents who are under an obligation of non-disclosure and who have a reasonable need for access to the Confidential Information. Upon termination of this Agreement, each party will return the Confidential Information of the other or dispose of such Confidential Information and all copies of it, except (i) as required by regulatory authorities and (ii) one copy may be retained for archival purposes.

                            X. TERM AND TERMINATION

        This Agreement will come into effect on the Effective Date and will continue for an initial term of five years; notwithstanding the foregoing, this Agreement may be sooner terminated by Endologix by providing IMPRA with six (6) months' prior notice that Endologix will manufacture components in-house without use of any IMPRA confidential information or proprietary rights. Thereafter, this Agreement shall terminate automatically, without notice, unless prior to that time the term of the Agreement is extended by mutual consent of the parties. Following termination the provisions of this Agreement will continue to apply to Components sold to Endologix during the term of this Agreement.

                    XI. GOVERNING LAW AND DISPUTE RESOLUTION

        (A) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

        (B) Except as provided in Section 11 hereof, in the event that at anytime hereafter there arises any disagreement, controversy or dispute between the parties hereto with respect to the enforcement, violation or interpretation of this Agreement, or of the operations hereunder or of the respective rights and liabilities of the parties hereto, then, upon written demand of any party hereto, said demand setting forth each matter or matters upon which the parties do not agree or upon which there is a controversy or dispute, after thirty (30) days' written notice, such controversy or dispute shall be settled by arbitration before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party hereto agrees to consider himself or itself bound and to be bound by any award made by the arbitrators pursuant to this Agreement.

                             XII. OTHER PROVISIONS

        (A) Neither party may assign this Agreement without the written consent of the other party.

        (B) This Agreement contains all of the terms and conditions with respect to the sale and purchase of the Components. These terms and conditions supersede any prior agreements and no modifications of this Agreement will be binding on the parties unless separately contracted in writing and agreed to by duly authorized representatives of the parties. Waiver of either party of any default by the other shall not be deemed a waiver by such party of any default by the other that may thereafter occur.

        (C) Nothing in this Agreement is intended to create any rights by persons not a party to this Agreement and no other party will be construed to be a third party beneficiary of this Agreement or otherwise have any legal or equitable rights under it.

        (D) If any part of this Agreement is held by a court to be illegal, invalid, or unenforceable, the remainder of this Agreement will remain in full force and effect and will be interpreted to achieve, to the greatest extent possible, the objectives of this Agreement taken as a whole, including the illegal, invalid or unenforceable provision.

        (E) All notices required or permitted under this Agreement will be in writing and will be deemed to be given when delivered personally; or ten (10) business days after being mailed by registered or certified mail, postage prepaid; when received if sent by any other method (including air courier) which provides for a signed receipt upon delivery; and when received if sent by facsimile transmission, addresses as follows, or to such other person or address as may be designated by notice to the other party from time-to-time.

        If to Endologix:            Endologix, Inc.
                                    Attention:  Franklin D. Brown
                                    20 Fairbanks, Suite 173
                                    Irvine, CA 92618

        If to IMPRA:                IMPRA
                                    Attention: President
                                    1625 W. 3rd Street
                                    Tempe, AZ 85281

With a copy to:                     C.R. Bard
                                    Attention:  General Counsel

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------


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

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

IMPRA, Inc.                                        Endologix, Inc.



By:                                         By:
    -----------------------------               -------------------------------

Title:                                      Title: President and Chief Executive
       ----------------------------                Officer



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                                    EXHIBIT A

                         [SPECIFICATIONS FOR COMPONENTS]

                                      [**]


** Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


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

                                    EXHIBIT B

                            [PRICE AND PAYMENT TERMS]

                 Size of Graft                                          Price

               16mm x 12cm graft                                        [**]

               25mm x 12cm graft                                        [**]

               28mm x 12cm graft                                        [**]



              Payment terms are 30 days from shipment to Endologix.

                          Minimum Purchase Requirements

                Year:  1999                                500 units*

                Year:  2000                                1,500 units

                Year:  2001                                2,500 units

                Year:  2002                         Year 2001 actual plus 10%

                Year:  2003                         Year 2002 actual plus 10%

                  *Provided IMPRA is able to supply according to specifications by July, 1999.

** Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                             Amendment to EXHIBIT B

                            (Price and Payment Terms)

             Size of Graft                         Price

           16mm x 12cm graft                       [**]

           25mm x 12cm graft                       [**]

           28mm x 12cm graft                       [**]

           34mm x 13cm graft                       [**]

           42mm x 13 cm graft                      [**]


Payment terms are 30 days from shipment to Endologix.

                          Minimum Purchase Requirements

               Year:  1999                  500 units*

               Year:  2000                  1,500 units

               Year:  2001                  2,500 units

               Year:  2002                  Year 2001 actual plus 10%

               Year:  2003                  Year 2002 actual plus 10%

*Provided IMPRA is able to supply according to specifications by July 1999.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the August 4, 1999.

        IMPRA, Inc.                                       Endologix, Inc.

        By:    /s/ John McDermott      .           By:    /s/ Frank Brown      .
               -------------------------                  ----------------------

        Title: President               .           Title: President            .
               -------------------------                  ----------------------

** Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


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

                             Amendment to EXHIBIT B

                            (Price and Payment Terms)

             Size of Graft                         Price

           12mm x 14cm graft                       [**]

           16mm x 14cm graft                       [**]

           25mm x 13cm graft                       [**]

           28mm x 13cm graft                       [**]

           34mm x 13cm graft                       [**]

           42mm x 13cm graft                       [**]


Payment terms are 30 days from shipment to Endologix.

                          Minimum Purchase Requirements

               Year:  1999                  500 units*

               Year:  2000                  1,500 units

               Year:  2001                  2,500 units

               Year:  2002                  Year 2001 actual plus 10%

               Year:  2003                  Year 2002 actual plus 10%

*Provided IMPRA is able to supply according to specifications by July 1999.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the November 16, 1999.

        IMPRA, Inc.                                       Endologix, Inc.

By:     /s/ John McDermott      .                  By:    /s/ Frank Brown      .
        -------------------------                         ----------------------

Title:  President               .                  Title: President/CEO        .
        -------------------------                         ----------------------

** Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


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

                             Amendment to EXHIBIT B

                            (Price and Payment Terms)

             Size of Graft                         Price

           12mm x 14cm graft                       [**]

           16mm x 14cm graft                       [**]

           20mm x 14cm graft                       [**]

           25mm x 13cm graft                       [**]

           28mm x 13cm graft                       [**]

           34mm x 13cm graft                       [**]

           42mm x 13cm graft                       [**]

Payment terms are 30 days from shipment to Endologix.

                          Minimum Purchase Requirements

               Year:  1999                  500 units*

               Year:  2000                  1,500 units

               Year:  2001                  2,500 units

               Year:  2002                  Year 2001 actual plus 10%

               Year:  2003                  Year 2002 actual plus 10%

*Provide IMPRA is able to supply according to specifications by July 1999.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of March 10, 2000.

        IMPRA, Inc.                                       Endologix, Inc.

        By:    /s/ John McDermott      .           By:    /s/ Frank Brown      .
               -------------------------                  ----------------------
        Title: President               .           Title: President/CEO        .
               -------------------------                  ----------------------


** Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


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

                             Amendment to EXHIBIT B

                            (Price and Payment Terms)

        Product Code           Size of Graft                     Price

        M12061014            12mm x 14cm graft                   [**]

        M16061014            16mm x 14cm graft                   [**]

        M20061014            20mm x 14cm graft                   [**]

        M25061013            25mm x 13cm graft                   [**]

        M28061013            28mm x 13cm graft                   [**]

        M34061013            34mm x 13cm graft                   [**]

        M34061513            34mm tapered graft                  [**]

        M42061013            42mm x 13cm graft                   [**]


Payment terms are 30 days from shipment to Endologix.

                          Minimum Purchase Requirements

               Year:  2001                  2,500 units

               Year:  2002                  Year 2001 actual plus 10%

               Year:  2003                  Year 2002 actual plus 10%


IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the January 31, 2001.

        IMPRA, Inc.                                       Endologix, Inc.

        By:    /s/ John McDermott      .          By:    /s/ Paul McCormick    .
               -------------------------                  ----------------------

        Title: President               .          Title:  President/COO        .
               -------------------------                  ----------------------


** Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


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